KeyOn Expands Network in Newly Entered Minnesota with its Tenth Wireless Broadband Acquisition

KeyOn’s Rural UniFi acquisition program exceeding expectations as the Company has completed five acquisitions in 2010

OMAHA, NE (August 5, 2010) -- KeyOn Communications Holdings, Inc. (OTCBB: KEYO), one of the largest providers of wireless broadband, satellite video and voice over Internet protocol (VoIP) services in the United States, announced today it has completed the acquisition of substantially all of the wireless broadband assets of SouthWest Wireless Net, extending the company’s network footprint in southwestern Minnesota.

New Vision Co-Op, a rural cooperative in Minnesota, recognized that there were very few available options for broadband in the areas its serves. As a result, New Vision created SouthWest Wireless Net in order to provide its constituents with vital broadband services. SouthWest Wireless Net is KeyOn’s third acquisition of broadband assets from regional cooperatives who have deployed wireless networks in effort to provide additional valued services to their members and constituents.

The SouthWest Wireless Net acquisition was completed as part of KeyOn’s Rural UniFi acquisition program, a strategic acquisition initiative designed for independent wireless broadband companies to realize immediate value from their networks by combining with KeyOn. The acquisition of SouthWest Wireless Net is KeyOn’s fifth in 2010 and tenth overall.

Jason Lazar, KeyOn’s Vice President of Corporate Development and General Counsel, stated, “The purchase of SouthWest Wireless Net increases our footprint in Minnesota, adds to our top-line revenues and contributes positive EBITDA immediately. The transaction allows SouthWest’s parent company, New Vision Cooperative, to focus on its core grain, feed and agronomy businesses while confidently transitioning its wireless broadband customers to a leading and quality provider of wireless broadband service.”

Interested wireless broadband operators can visit KeyOn’s unique initiative through the company’s website (www.keyon.com/ruralunifi.html) where they can receive more information and begin the qualification process.

About KeyOn Communications Holdings, Inc.

KeyOn Communications Holdings Inc. (OTC BB: KEYO) is one of the largest providers of wireless broadband, satellite and voice over Internet protocol (VoIP) services in the United States, primarily targeting underserved markets with populations generally less than 50,000. KeyOn offers broadband services with VoIP and satellite video services to both residential and business subscribers across 12 Western and Midwestern states. Through a combination of organic growth and acquisitions, KeyOn has expanded its network footprint to reach approximately 55,000 square miles and cover over 2,800,000 people, as well as small-to-medium businesses. With its successful track record of acquiring companies and growing its core subscriber base, KeyOn is one of the leading wireless broadband companies in the United States. Management intends to drive subscriber growth through additional acquisitions as well as organic growth acro ss the company’s expanding footprint by offering bundled services including broadband, video, VoIP and related valuable services such as the Bullseye Club. The company also intends to opportunistically build mobile and/or nomadic WiMAX networks in and around its market footprint. More information on KeyOn can be found at http://www.keyon.com.

Safe Harbor Statement Certain statements contained in this press release are "forward-looking statements" within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements may include, without limitation, the company’s expectations regarding: future financial and operating performance and financial condition; plans, objectives and strategies; product development; industry conditions; the strength of its balance sheet; and liquidity and financing needs. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside of the company’s control, which could cause ac tual results to differ materially from such statements, including, without limitation, the company’s ability to secure ARRA stimulus funding, its ability to successfully complete accretive acquisitions and grow its business organically, the company’s reliance on multi-user unlicensed spectrum to service subscribers, competition from larger and better financed providers, the company’s reliance on third party sales representatives and new and more burdensome telecommunications’ regulations. For a more detailed description of the factors that could cause such a difference, please refer to the company’s filings with the Securities and Exchange Commission, including the information under the headings “Risk Factors” and “Forward-Looking Statements” in our Form 10-K/A filed on April 16, 2010. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The company undertakes no obligation to update or supplement such forward-looking statements.

Company Contact:

KeyOn Communications Holdings, Inc.

Rory Erchul, 402-998-4044

VP of Marketing

rerchul@keyon.com

www.keyon.com